EXHIBIT 32.0

SECTION 1350 CERTIFICATION

The undersigned hereby certify that this report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 30, 2006	By:	/s/ Roger E. Gower
Roger E. Gower President and Chief Executive Officer

Dated: March 30, 2006	By:	/s/ BachThuy T. Vo
BachThuy T. Vo Interim Chief Financial Officer